Exhibit 99.1

FOR IMMEDIATE RELEASE

Company:	Investor Relations:
Paul Quinn	Jeff Salzwedel
Telanetix, Inc	Salzwedel Financial Communications, Inc.
(206) 515-9165	(503) 722-7300
pquinn@telanetix.com	jeff@sfcinc.com

Telanetix Appoints CEO Douglas N. Johnson to Chairman
- Board Thanks Thomas A. Szabo for Service -

Bellevue, WA, September 11, 2008 – Telanetix, Inc. (OTCBB: TNXI), a leading IP solutions provider offering telepresence and VoIP services to business markets, increased Doug Johnson’s responsibilities promoting him to chairman of the board in addition to his duties as chief executive officer.  Johnson succeeds Tom Szabo, who resigned from the board.

Szabo stated, “I continue to believe Telanetix is in a great position to capture the growing telepresence and voice markets for SMB and SME. I am excited that Doug will lead the company and direct its strategy going forward.”

Johnson said, “We thank Tom for his dedication to Telanetix and vision to combine the telepresence and voice platforms.  During 2008, we have increased our competitive position by launching a new product for SMBs and SMEs in voice and hiring key leaders in video.  Additionally, we improved our financial position by transforming our capital structure, eliminating debt principal payments, lowering the overall monthly obligations and reducing expenses.  We are positioned to grow both voice and video as well as improve our productivity."

Johnson joined the executive management team of AccessLine in 2000 as the Chief Operating Officer. In September of 2002, the Board of Directors of AccessLine promoted Johnson to President and Chief Executive Officer. Prior to joining AccessLine, he was the Vice President of the Advanced Services Group of AT&T Wireless, one of the largest wireless telecommunications companies in North America. In that role, he managed Wireless IP and Wireless Office services. Prior to this he served as AT&T Wireless's North American Vice President for Global Markets, responsible for the company's top 3000 corporate accounts. Johnson's first AT&T Wireless position was as Vice President and General Manager for the Northwest Region. Prior to AT&T Wireless, Johnson worked for McCaw Wireless as the General Manager of the Florida District.  Johnson began his career with Touche Ross (now Deloitte and Touche) as a CPA.  Johnson is an honor graduate from Washington State University.

About Telanetix, Inc.
Telanetix is a leading communications solutions provider offering telepresence and voice over IP (VoIP) services to all business market segments. Telanetix solutions meet the real-world communications demands of its customers with an industry-leading value proposition. The company's telepresence offering, called Digital Presence(tm), creates fully immersive and interactive meeting environments that incorporate voice, video and data from multiple locations into a single environment.  The company's Voice offerings, marketing under the "AccessLine" brand, give companies flexible calling solutions, a simpler installation experience, and a greater range of support options than traditional telecom providers. Additional information may be found at the Telanetix corporate website, www.telanetix.com

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

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